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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
B&G Foods, Inc.:

        We consent to the use of our reports dated March 6, 2006, with respect to the consolidated balance sheets of B&G Foods, Inc. and subsidiaries as of December 31, 2005 and January 1, 2005 and the related consolidated statements of operations, changes in stockholders' equity and comprehensive income and cash flows for the each of the years ended December 31, 2005, January 1, 2005 and January 3, 2004, and the related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005, incorporated herein by reference and reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

Short Hills, New Jersey
February 2, 2007

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM